Exhibit 99.1

Gentherm Postpones 2020 Fourth Quarter and Full-Year Earnings Release and Conference Call

Announces Fourth Quarter and Full-Year 2020 Revenue Results

Achieved Record Quarterly Revenue in the Fourth Quarter

2021 Guidance Established

NORTHVILLE, Michigan, February 18, 2021 /Global Newswire/ — Gentherm (NASDAQ:THRM), a global market leader and developer of innovative thermal management technologies, today announced that it will postpone its 2020 fourth quarter and full-year earnings release and conference call, originally scheduled for Friday, February 19, 2021. The Company requires additional time to complete its review of the valuation of certain tax assets, as well as to assess any related non-cash impact on its financial statements for 2018 through 2020, and for its current and prior audit firms to complete their related audit procedures. The Company expects to issue its financial statements in the coming weeks. Gentherm will publicly announce a new earnings release and conference call date and time when available.

The Company announced fourth quarter 2020 product revenues of $288.9 million, an increase of $58.5 million, or 25.4%, as compared with the prior-year period. For full-year 2020, the Company reported product revenues of $913.1 million, a 6.0% decrease as compared with the prior year. The Company secured new automotive business awards totaling approximately $440 million in the fourth quarter 2020, resulting in a total of $940 million for full-year 2020.

Phil Eyler, Gentherm’s President and CEO, said “Our global team has pivoted quickly to respond to strengthening OEM demand over the past several months, finishing with strong revenue results for the fourth quarter and winning over 90% of the automotive opportunities available to us in 2020. I am very proud of the agility, hard work and commitment of the talented Gentherm team to overcome challenges in the market and deliver the highest quarterly revenue in the company’s history. We are carrying this strong momentum into 2021 and anticipate continued outperformance relative to the automotive market.”

Guidance

The Company is providing the following guidance for full-year 2021:

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Product revenues between $1.05 billion and $1.13 billion, assuming current foreign exchange rates and light vehicle production in the Company’s key markets growing at a low-teens rate in 2021 versus 2020

•	Adjusted EBITDA between 17% and 19% of product revenues

Investor Relations Contact

Yijing Brentano

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including that:

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the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries and global economy, which had, and are likely to continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, business operations and stock price;

•

borrowing availability under the Company’s revolving credit facility, which was substantially less than the full amount of revolving credit facility in 2020 based on the deterioration of the Company’s financial performance during 2020 (including consolidated EBITDA) due to the COVID-19 pandemic;

•	the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable;

•	the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all;

•	the macroeconomic environment, including its impact on the automotive industry, which is cyclical;

•	any significant declines or slower growth than anticipated in automobile production;

•	market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources;

•	shifting customer preferences, including due to the evolving use of automobiles and technology;

•	the Company’s ability to project future sales volumes, based on which the Company manages its business;

•	reductions in new business awards, which were limited, and may continue to be limited, due to COVID-19 and related uncertainties;

•	the Company’s ability to convert new business awards into product revenues;

•	the loss or insolvency of any of the Company’s key customers;

•

the loss of any key suppliers, or any material delays in the supply chain of the Company or the OEMs and Tier 1s supplied by the Company, including resulting from a shortage of key components (such as semiconductors);

•	the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers;

•	the feasibility of Company’s development of new products on a timely, cost effective basis, or at all;

•	security breaches and other disruptions to the Company’s IT systems;

•	work stoppages impacting the Company, its suppliers or customers;

•	changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs;

•	unfavorable changes to currency exchange rates;

•	the Company’s ability to protect its intellectual property in certain jurisdictions;

•	the completion of the Company’s review of the valuation of certain tax assets and assessment of any related non-cash impact on its 2018 through 2020 financial statements;

•	the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings; and

•	compliance with, and increased costs related to, domestic and international regulations.

The foregoing risks should be read in conjunction with the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives.

In evaluating its business, the Company considers and uses this non-GAAP financial measure as a supplemental measure of its operating performance. Management provides such non-GAAP financial measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating results. Other companies in our industry may define and calculate this non-GAAP financial measure differently than we do and those calculations may not be comparable to our metric. This non-GAAP measure has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider this non-GAAP measure in isolation, or as a substitute for net income, revenue or other consolidated income statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.

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